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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form F-3 No. 333-57036) and related Prospectus of Amdocs Limited for the registration of 7,259,224 shares of its ordinary shares and to the incorporation by reference therein of our report dated November 2, 2000 with respect to the consolidated financial statements of Amdocs Limited included in its Annual Report (Form 20-F/A) for the year ended September 30, 2000, filed with the Securities Exchange Commission on April 3, 2001.


                                                       /s/ Ernst & Young LLP

St. Louis, Missouri

April 3, 2001